ALLIANZ SE AFFILIATED COMPANIES

as of 12-31-2011

The numbers in the list below indicate levels of ownership. Each company is either wholly-owned or majority-owned by the company that numerically proceeds it on the list. For example, a level (2) company either wholly-owns or majority-owns all the level (3) companies listed below it. Therefore, Allianz of America, Inc. either wholly-owns or majority-owns Allianz Investment Company, LLC; Allianz Private Equity Partners, Inc;  Allianz Life Insurance Company of North America, etc. The state or other sovereign power under which each company is organized is listed in parenthesis at the end of the company name unless the state or sovereign power is not part of the name. If a company is organized in the United States, only the abbreviated state code is included in the parenthesis.

(1)	Allianz SE (European SE) Allianz Finanzbeteiligungs GmbH Allianz Asset Management Aktiengesellschaft Allianz Asset Management of America Holdings Inc.
	(2)	Allianz of America, Inc. (DE)
	(2)	Allianz Finance Corporation Delaware
	(2)	Allianz Foundation of North America
		(3)	Allianz Investment Company, LLC (DE)
		(3)	Allianz Capital Partners of America, Inc (DE)
		(3)	Allianz Cash Pool II, LLC (DE)
		(3)	Allianz Life Insurance Company of North America (MN)
		(4)	Allianz Investment Management, LLC (MN)
		(4)	Allianz Life Financial Services LLC (MN)
		(4)	AZL PF Investments, Inc. (MN)
		(4)	North American London Underwriters, Ltd. (Bermuda)
		(4)	Allianz Life and Annuity Company (MN)
		(4)	Allianz Life of Missouri, LLC (MO)
		(4)	Allianz Individual Insurance Group, LLC (MN)
			(5)	CFC Capital Partners Insurance Center, LLC (CA)
			(5)	Personalized Brokerage Services, LLC (KS)
			(5)	Sunderland Insurance Services, Inc. (ND)
			(5)	Roster Financial, LLC (NJ)
			(5)	The Annuity Store Fin. & Ins. Services, LLC (CA)
			(5)	Ann Arbor Annuity Exchange, LLC (MI)
			(5)	Allegiance Marketing Group, LLC (FL)
			(5)	American Financial Marketing, LLC (MN)
			(5)	Game Plan Financial Marketing, LLC (GA)
		(4)	Yorktown Financial Companies, Inc. (IN)
			(5)	Questar Capital Corporation (MN)
			(5)	Questar Asset Management (MI)
			(5)	Questar Agency, Inc. (MN)
			(5)	Questar Agency of Colorado, Inc. (CO)
			(5)	Questar Agency of Alabama, Inc. (AL)
			(5)	Questar Agency of Texas, Inc. (TX)
			(5)	Questar Agency of Ohio, Inc. (OH)
			(5)	Questar Agency of New Mexico, Inc, (NM)
		(4)	Allianz Life Insurance Company of New York (NY)
		(4)	Delaware Valley Financial Services, LLC (PA)
		(4)	Allianz Annuity Company of Missouri (MO)
	(3)	Allianz of America Corporation (NY)
	(3)	Allianz Global Risks US Insurance Company (CA)
		(4)	Allianz Underwriters Insurance Company (CA)
		(4)	1738778 Ontario, Inc. (A Canadian Corporation)
		(4)	AIM Underwriting Ltd (A Canadian Corporation)
		(4)	Fireman’s Fund Insurance Company (CA)
			(5)	Fireman’s Fund Foundation

ALLIANZ SE AFFILIATED COMPANIES

as of 12-31-2011

		(5)	Par Holdings LTD (Bermuda)
		(5)	Life Sales LLC (CA)
		(5)	International Film Guarantors, LLC (CA)
		(5)	International Film Guarantors LTD (UK)
		(5)	AGCS Marine Insurance Company Illinois
		(5)	Wm. H. McGee & Co. Inc. (NY)
		(5)	Wm. H. McGee & Company of Puerto Rico, Inc. (Puerto Rico)
		(5)	Wm. H. McGee & Company LTD (Bermuda)
		(5)	Wm. H. McGee & Company of Canada, LTD. Canada
		(5)	Allianz Global Corporate & Specialty of Bermuda Limited (Bermuda)
		(5)	Interstate Fire & Casualty Company (IL)
		(5)	Chicago Insurance Company (IL)
		(5)	Fireman’s Fund Financial Services, LLC (DE)
		(5)	The American Insurance Company (OH)
		(5)	Fireman’s Fund Insurance Company of Hawaii, Inc. (HI)
		(5)	Fireman’s Fund Insurance Company of Louisiana (LA)
		(5)	Fireman’s Fund Insurance Company of Ohio (OH)
		(5)	Fireman’s Fund Indemnity Corporation (NJ)
		(5)	American Automobile Insurance Co. (MO)
		(5)	Associated Indemnity Corporation (CA)
		(5)	San Francisco Reinsurance Company (CA)
		(5)	National Surety Corporation (IL)
		(5)	Standard General Agency, Inc. (TX)
(6) Fireman’s Fund County Mutual Insurance Co. (TX)
(6) American Standard Lloyds Insurance Co. (TX)
	(4)	Allianz Risk Consultants, LLC (CA)
	(4)	Allianz Aviation Managers, LLC (NY)
(3)	Allianz Mexico, S.A. Compania De Seguros (Mexico)
(3)	Allianz Asset Management of America LLC (DE)
	(4)	Allianz Global Investors U. S. LLC (Delaware)
		(5)	Allianz Global Investors Capital LLC (Delaware)
(6) Allianz Global Investors Capital Limited (UK)
(6) NFJ Investment Group LLC
		(5)	Allianz Global Investors Managed Accounts LLC
		(5)	Allianz Global Investors Distributors LLC
		(5)	Allianz Global Investors Solutions LLC
		(5)	Allianz Global Investors Fund Management LLC
	(4)	PIMCO Japan Ltd.
	(4)	PIMCO Global Advisors (Ireland) Limited
	(4)	PIMCO Global Advisors LLC
		(5)	PIMCO Global Advisors (Resources) Limited (Cayman Islands)
		(5)	PIMCO Australia PTY Ltd. (Australia)
		(5)	PIMCO Asia PTE Ltd. (Singapore)
		(5)	PIMCO Europe Limited (UK)
		(5)	PIMCO Asia Limited (Hong Kong)
		(5)	PIMCO Switzerland LLC (Switzerland)
	(4)	Pacific Investment Management Company LLC
		(5)	StocksPLUS Management Inc.
		(5)	PIMCO Partners LLC
		(5)	PIMCO Luxembourg SA
		(5)	PIMCO Canada Holding LLC
(6) PIMCO Canada Corp. (Nova Scotia)
(6) PIMCO Latin America Administrator de Carteiras Ltda.